Exhibit 99.3

AMENDMENT

Dated 27th of November 2013

to the

US$71,827,050.45 FACILITY AGREEMENT

dated 8 November 2013

between

MORGANCREEK INVESTMENT HOLDINGS LIMITED

as Borrower

MR. JIANYU YANG

as Personal Guarantor

MR. ZHENG CHENG

as Personal Guarantor

and

GOPHER INVESTMENT FUND SPC for the account of

GOPHER FINANCING FUND SP

as Lender

Skadden, Arps, Slate, Meagher & Flom

42/F, Edinburgh Tower

The Landmark

15 Queen’s Road Central

Hong Kong

This Amendment is dated 27th November 2013 and is made to that facility agreement dated 8 November 2013 previously executed by and between Morgancreek Investment Holdings Limited as Borrower, Mr. Jianyu Yang and Mr. Zheng Cheng as Personal Guarantors and Gopher Investment Fund SPC for the account of Gopher Financing Fund SP as Lender (the “original facility agreement”). Terms not defined herein have the same meaning as in that original facility agreement.

It is mutually understood and agreed by and between the undersigned contracting parties to amend that original facility agreement, as follows with effect from the date hereof:

In Clause 17.16, to replace paragraph (h)(ii) with: “is free of any forms of guaranty, pledge, charge, lien or other encumbrances (except for any liens which the Account Bank may have under the terms of the Safekeeping Agreement) and is not in any way jointly owned with any third parties or subject to any other third-party rights or claims.”

In Clause 17.19, paragraph (a), to replace the paragraph in its entirety with: “As at the date of this Agreement, the total outstanding share capital of the Company is 134,836,300 Ordinary Shares (excluding treasury shares)”.

In Clause 21.13, paragraph (a), to replace the paragraph in its entirety with: “the Borrower shall charge in favour of the Lender pursuant to the Security Documents 3,294,000 Ordinary Shares prior to the Utilisation Date;”.

In Clause 21.13, to replace paragraph (b) with paragraphs (b)(i) and (b)(ii) as set out below:

paragraph (b)(i): “immediately upon their acquisition, the SPA Shares are charged by the Borrower in favour of the Lender pursuant to the Security Documents (other than (i) 8,240,760 Ordinary Shares which will be charged to certain Institutional Shareholders on the SPA I First Closing Date; and (ii) 7,648,095 Ordinary Shares which have been charged to a certain third party, and (iii) 3,294,000 Ordinary Shares which shall have been charged in favour of the Lender prior to the Utilisation Date)”;

paragraph (b)(ii): “immediately upon the transfer of 4,836,611 Ordinary Shares held by Daketala International Investment Holding and 3,269,629 Ordinary Shares held by CZY Investments Limited to the Borrower, such Ordinary Shares are charged by the Borrower in favour of the Lender pursuant to the Security Documents (and in any event such transfer and charge shall occur immediately upon the occurrence of the SPA I First Closing Date).”

In Clause 21.13, to replace paragraph (e) with paragraphs (e)(i) and (e)(ii) as set out below:

paragraph (e)(i): “Solar Honor shall charge not less than 405,326 ADSs in favour of the Lender pursuant to the Solar Account Charge immediately upon their acquisition (and shall procure that in any event such acquisition and charge shall occur immediately upon the occurrence of the SPA I First Closing Date).”

paragraph (e)(ii): “Solar Honor shall charge not less than 14,163,325 Ordinary Shares in favour of the Lender pursuant to the Solar Share Charge immediately upon their acquisition (and shall procure that in any event such acquisition and charge shall occur immediately upon the occurrence of the SPA I First Closing Date).”

All other terms and conditions that are not hereby amended are to remain in full force and effect.

2

This Amendment has been entered into on the date stated above.

3

THE BORROWER

SIGNED for and on behalf of	)
MORGANCREEK INVESTMENT HOLDINGS LIMITED	)
by	)	/s/ Jianyu Yang

[Signature Page to Amendment to the Facility Agreement]

PERSONAL GUARANTOR

/s/ Jianyu Yang
JIANYU YANG

[Signature Page to the Amendment to the Facility Agreement]

PERSONAL GUARANTOR

/s/ Zheng Cheng
ZHENG CHENG

[Signature Page to the Amendment to the Facility Agreement]

THE LENDER

SIGNED for and on behalf of	)
GOPHER INVESTMENT FUND SPC for the account of GOPHER FINANCING FUND SP	)
by	)	/s/ Shang-Yan Chuang

[Signature Page to the Amendment to the Facility Agreement]